LIEBERMAN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTING FIRM

800 E. Cypress Creek Rd. Suite 200 Ft. Lauderdale, FL 33334    Office (954) 491-0411   Fax (954) 491-0211

Auditing ~ Accounting ~ Taxes ~ Condominium Accounting ~ Financial Management ~ Consulting

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bancorp International Group, Inc.

c/o Mr. Jay Griffin
Conner & Winters, LLP
1700 One Leadership Square
211 North Robinson
Oklahoma City, OK 73102-7101

We consent to the incorporation by reference in the Registration Statement on Form 10-KSB of Bancorp International Group, Inc. (the "Company") of our report dated February 27, 2008 appearing in this Annual Report on Form 10-KSB of the Company for the year ended December 31, 2007.

Respectfully

Lieberman & Associates P.A.
Lieberman & Associates, P.A.

April 2, 2008

American Institute of Certified Public Accountants ▪ Public Company Accounting Oversite Board
Florida Institute of Certified Public Accountants ▪ Certified Fraud Examiners ▪ Community Associations Institute